Exhibit 10.3

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

DISMISSAL AND STANDSTILL AGREEMENT

This DISMISSAL AND STANDSTILL AGREEMENT (this “Agreement”) is made and entered into as of March 30, 2014 (the “Effective Date”) by and between Broadcom Corporation, a corporation duly organized and existing under the laws of California, having its principal place of business at 5300 California Avenue, Irvine, California 92617 (“Broadcom”), and Emulex Corporation, a corporation duly organized and existing under the laws of Delaware, having its principal place of business at 3333 Susan Street, Costa Mesa, California 92626 (“Emulex”). Broadcom and Emulex may hereinafter be referred to collectively as the “Parties” and individually as a “Party.”
WHEREAS, in connection with the patent infringement suit identified as Broadcom Corporation v. Emulex Corporation, Civil Action No. 8:09-cv-01058 (C.D. Cal.) (the “Litigation”), brought by Broadcom against Emulex: the District Court for the Central District of California granted judgment as a matter of law on certain claims, granted a permanent injunction with respect to certain products pursuant to the Court’s order issued on April 3, 2012 and its amendments (the “Injunction”) and left certain patent claims to be considered in a retrial currently scheduled for September 9, 2014; and
WHEREAS, the Parties wish to enter into this Agreement providing for, among other things: (i) payment by Emulex to Broadcom of a fee; (ii) dismissal without prejudice of certain claims scheduled for the September 9, 2014 retrial; and (iii) Broadcom agreeing to a limited standstill under certain patents with respect to certain Emulex products for a period of one year.
NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the Parties, the Parties agree as follows:
1.DEFINITIONS
1.1    “Affiliate” as to an entity, means another entity that, directly or indirectly, Controls, is Controlled by or is under common Control with such entity.
1.2    “Assert” (or “Assertion”) mean bringing, commencing, filing or otherwise instituting any infringement claim, petition for declaratory judgment or other proceeding alleging infringement or non-infringement, invalidity, or unenforceability of any patent before any legal, judicial, arbitral, administrative, executive or other body or tribunal, anywhere in the world, that has or claims to have authority to adjudicate such claim, including without limitation any court or arbitral body, the U.S. International Trade Commission, the U.S. Patent and Trademark Office or the European Patent Office.
1.3    “BE2” means the Emulex product called BladeEngine2, solely with respect to specific versions of such product that were made commercially available by Emulex as of September 1st, 2011.
1.4    “BE3” means the Emulex product called BladeEngine3, solely with respect to specific versions of such product that were made commercially available by Emulex as of September 1st, 2011.
1.5    “Change of Control” means, as to a subject party, [**] who did not previously Control [**] obtains Control [**].
1.6    “Control” (including “Controlled” and other forms) of an entity means (a) beneficial ownership [**].
1.7    “Dismissal and Standstill Fee” means the amount payable under Section 5.1 below.
1.8    “Emulex Customer” means any person or entity which purchases or acquires Standstill Products.
1.9    “Lancer” means the Emulex product called Lancer, solely with respect to specific versions of such product that were made commercially available by Emulex as of September 1st, 2011.

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

1.10    “QT2025” means the combination of the Applied Micro QT2025 chip (only for such versions that were commercially available as of September 1st, 2011) with BE2.
1.11    “SerDes Patents” means: (1) U.S. Patent Nos. 6,424,194; 7,038,516, 7,215,169; 7,486,124; and 7,724,057 (the “Specified Patents”); and (2) any reissues, foreign counterparts, continuations, continuations-in-part, divisionals or reexaminations of the Specified Patents.
1.12    “Standstill Products” means, individually and collectively: BE2 , BE3, QT2025, and Lancer.
1.13    “Subsidiary” means, with respect to a Party any entity Controlled by such Party, but only during the period such entity is Controlled by such Party.
1.14    “Term” has the meaning set forth in Section 6.1.
2.DISMISSAL. Within ten (10) business days of the Effective Date (provided that Broadcom has timely received the first installment of the Dismissal and Standstill Fee as set forth in Section 5.1), the Parties shall jointly submit to the relevant court a document in the form attached hereto as Exhibit A in order to dismiss without prejudice claims made in the Litigation relating to the SerDes Patents. Such dismissal and this Agreement shall have no effect on the Injunction, which shall remain in full force and effect.
3.STANDSTILL
3.1    Limited Standstill. Provided that Broadcom continues to timely receive each installment of the Dismissal and Standstill Fee as set forth in Section 5.1, and subject to all terms and conditions of this Agreement, Broadcom agrees that, during the Term, Broadcom and its Subsidiaries shall delay making any Assertion against: (a) Emulex, an Emulex Subsidiary or any Emulex Customer; or (b) any third party supplier of serializer/deserializer function blocks, solely with respect to the supply of such blocks to Emulex (“SerDes Suppliers”), in each case of (a) and (b) to the extent such Assertion would allege infringement of the SerDes Patents based solely on the use, manufacture, sale or import of Standstill Products. The foregoing constitutes a limited, non-exhaustive standstill during the Term only and not a license, covenant not to sue, release or other right or immunity. For the avoidance of doubt and without limitation, nothing in this Agreement shall prevent the following: (i) that damages shall accrue during the Term with respect to any infringement of the SerDes Patents relating to the Standstill Products; and (ii) that after the end of the Term, Broadcom is not precluded from seeking recovery of damages accruing from such infringement, whether occurring prior to, during or after the Term, or from seeking an injunction against future infringement occurring after the Term.
3.2    Restrictions and Clarifications. Emulex, on behalf of itself and its Affiliates, hereby acknowledges and agrees that: (i) nothing in this Agreement shall constitute, be construed or otherwise be interpreted (under any theory, whether waiver, implication, estoppel, exhaustion or otherwise) as a license, covenant, authorization, release, immunity, forbearance, forfeiture, waiver or other grant of rights by Broadcom with respect to any products or services (including any products or services which may be combined or used in connection with the Standstill Products) other than the limited standstill with respect to the Standstill Products solely to the extent expressly set forth in Section 3.1; (ii) Emulex is not providing any consideration for, and no provision of this Agreement is intended to provide (under any theory, whether waiver, implication, estoppel, exhaustion or otherwise), any license, covenant, authorization, release, immunity, forbearance, forfeiture, waiver or other grant of rights with respect to any patent or other intellectual property right, other than the SerDes Patents solely to the extent expressly set forth in Section 3.1 (such excluded patents and other intellectual property rights, collectively, “Other IPR”), regardless of whether any such Other IPR is dominant or subordinate to the SerDes Patents or whether such Other IPR relates to the Standstill Products; (iii) the using, making, having made, selling, offering for sale or importation of Standstill Products may infringe Other IPR; (iv) the Injunction shall remain in full force and effect, and products, services, processes, technology or activities may violate the Injunction or otherwise violate Broadcom’s intellectual property rights; and (v) Emulex shall not use the existence of this Agreement in any future proceeding relating to infringement of the SerDes Patents.
4.NOTICE.
4.1    Intent to Assert. Provided that Broadcom continues to timely receive each installment of the Dismissal and Standstill Fee as set forth in Section 5.1, and subject to all terms and conditions of this Agreement, Broadcom agrees

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

that, during the Term, Broadcom shall provide at least thirty (30) days prior written notice to Emulex prior to Broadcom or any Broadcom Subsidiary making any Assertion against Emulex or any Emulex Subsidiary. Upon written request by Emulex, Broadcom agrees to, during such thirty (30) day notice period, participate in good faith discussions with Emulex regarding a resolution of the dispute to which such Assertion would relate through the Dispute Resolution [**].
4.1    Dispute Resolution [**]. Any discussions regarding resolution of a dispute referenced in Section 4.1 shall be conducted through [**]. The Dispute Resolution [**] may determine to involve a mediator for its discussions, and the cost of such mediator shall be divided equally between the parties. Broadcom’s [**] Emulex’s [**] shall only be binding if reduced to a written agreement executed by each Party.
4.2    No Emulex Assertion. During the thirty (30) day notice period referenced in Section 4.1, neither Emulex nor any Emulex Subsidiary will make any Assertion against Broadcom, a Broadcom Subsidiary or any Broadcom or Broadcom Subsidiary patent, product, service, process or technology.
4.3    Lapse. Sections 4.1 and 4.2 shall be of no further force or effect in the event of a Change of Control of Emulex.
5.    CONSIDERATION
5.1    Dismissal and Standstill Fee. Emulex will pay Broadcom a non-refundable and non-cancelable Dismissal and Standstill Fee of Five Million U.S. Dollars (US $5,000,000), payable in two installments. Emulex shall pay the first installment of One Million Two Hundred Fifty Thousand U.S. Dollars (US $1,250,000) within five (5) business days following the Effective Date; and Emulex shall pay the second installment of Three Million Seven Hundred Fifty Thousand U.S. Dollars (US $3,750,000) by March 30, 2015.
[**]    Emulex shall make such payment of the Dismissal and Standstill Fee via electronic transfer to the following [**]

[**]	[**]
[**]
[**]
[**]	[**]
[**]	[**]
[**]	[**]
[**]	[**]
5.3    Taxes. Emulex shall be responsible for payment of all sales, use, property, value-added, withholding, or other federal, state or local taxes arising out of or relating to this Agreement, except for taxes based solely on Broadcom’s net income. If Broadcom is required to pay any taxes arising out of or relating to this Agreement (other than taxes based solely on Broadcom’s net income), then such taxes shall be billed to and paid by Emulex. The Dismissal and Standstill Fee payment made by Emulex to Broadcom pursuant to this Agreement shall be made without any withholding or deduction of any withholding tax or other tax or mandatory payment to government agencies. If Emulex is legally required to make any such withholding or deduction, the Dismissal and Standstill Fee payable by Emulex shall be increased to the extent necessary to ensure that, after such withholding or deduction, Broadcom receives and retains, free from liability for such withholding or deduction, a net amount equal to the amount Broadcom would have received and retained in the absence of such required withholding or deduction. Should Broadcom be able to successfully claim a foreign tax credit based on any such withholding or deduction made by Emulex, Broadcom will promptly pay to Emulex the amount of such foreign tax credit.
5.4    No Admission. Emulex, on behalf of itself and its Affiliates, acknowledges and agrees that Broadcom’s entry into this Agreement is due to unique circumstances relating to the SerDes Patents and Standstill Products, and that nothing herein should be interpreted to the effect that the Dismissal and Standstill Fee payable hereunder would have any relevance whatsoever in any determination of what royalties or other consideration may be adequate or

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

appropriate with respect to any standstill, license or covenant relating to any of the SerDes Patents or any other transaction, patent or set of patents, or product or set of products. This Agreement is entered into without any admission or acquiescence on the part of any Party as to the merit of any claim, liability, order, award, judgment, damages, or injunction related to any patent rights or the Litigation (“Admission”). Neither the fact of a Party’s entry into or performance of this Agreement nor any term or terms hereof shall constitute, or be used as evidence of, an Admission by either Party at any time or for any purpose.
6.    TERM; TERMINATION
6.1    Term. This Agreement shall commence on the Effective Date and continue until the one (1) year anniversary thereof, unless earlier terminated (the “Term”).
6.2    Termination. In the event of that Emulex breaches its obligations under Section 5.1 or Section 7 and does not cure such breach within five (5) days after written notice thereof by Broadcom, then Broadcom may terminate this Agreement upon written notice to Emulex.
6.3    Defensive Termination. If at any time Emulex [**]
6.4    Effect of Termination. All rights and obligations hereunder (including, without limitation and notwithstanding anything else, all of Broadcom’s obligations under Sections 3.1 and 4.1), shall terminate as of the expiration or termination of this Agreement, provided that the provisions of Sections 1, 3.2, 5.2, 5.3, 5.4, 6.4, 7 and 8 of this Agreement shall survive the expiration or termination of this Agreement for any reason. In addition, all of Emulex’s obligations under Section 5.1 shall survive in the event of any termination under Section 6.3.
7.    CONFIDENTIALITY
Each Party agrees that the terms of this Agreement shall remain confidential and shall not be disclosed to any third party without the prior written consent of the other Party hereto except (a) to such Party’s attorneys, auditors and accountants (and, with respect to Emulex, the SerDes Suppliers) on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, (b) as may be required by applicable rule, law, regulation, or order of a stock exchange, court or governmental authority of competent jurisdiction, and (c) each Party may disclose this Agreement, in confidence, to such Party’s actual or potential sources of equity or debt financing and potential acquirers of one or more businesses of the Party. With respect to the foregoing subsection (b), the Party required to make the disclosure shall, to the extent legally permissible, provide the other Party with prior written notice, and shall use reasonable efforts to limit the disclosure of the terms and conditions of this Agreement and obtain a protective order or other confidential treatment of this Agreement. If not legally permissible to provide prior written notice, the Party required to make the disclosure shall provide written notice as soon as legally permissible to do so.
8.    MISCELLANEOUS
8.1    Authority. Each Party represents and warrants that it has the power and authority to make, execute, deliver and perform under this Agreement.
8.2    Assignment. Neither Party shall have the right to assign or transfer this Agreement without the other Party’s prior written consent. Notwithstanding the installment payment schedule set forth in Section 5.1, in the event of any Change of Control, sale or transfer of material assets, bankruptcy, insolvency, assignment for the benefit of creditors, appointment of a receiver or trustee, liquidation, winding up or similar event involving Emulex, then the entire amount of the Dismissal and Standstill Fee that remains unpaid at the time of such event shall be immediately due and payable to Broadcom. Subject to the foregoing, this Agreement, and the releases contained herein, shall be binding upon and shall inure to the benefit of the Parties hereto and their respective permitted successors and assigns.
8.3    Costs and Expenses. Each of the Parties shall bear its own costs, expenses and attorneys fees incurred with regard to the negotiation, drafting, and consummation of this Agreement.
8.4    Governing Law/Forum. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of California without regard to or application of choice of law rules or principles. Should any

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

future action be brought regarding this Agreement or any provision contained herein, such action shall be brought in a state or federal court of competent jurisdiction in the Central District of California. The Parties also hereby stipulate that any judgment arising out of this Agreement and issued by a court of competent jurisdiction in the State of California shall be given full faith and credit in all jurisdictions.
8.5    Attorneys Fees. The prevailing Party in any proceeding brought to enforce the provisions of this Agreement is entitled to recover its costs and expenses (including reasonable attorney fees) incurred in connection with such proceeding and as may be incurred in connection with collecting any money judgment or award or otherwise enforcing each order, judgment, or decree entered in the proceeding.
8.6    Notices. Notices under this agreement shall be sent to a Party via overnight delivery with proof of delivery to the respective address first set forth above. Notices to Emulex shall be directed to the attention of "Senior Vice President, General Counsel.” Notices to Broadcom shall be directed to the attention of “Executive Vice President, General Counsel and Secretary.”
8.7    Severability. If any provision of this Agreement is held to be illegal or unenforceable, such provision shall be limited or eliminated to the minimum extent necessary so that the remainder of this Agreement will continue in full force and effect and be enforceable. The Parties agree to negotiate in good faith an enforceable substitute provision for any invalid or unenforceable provision that most nearly achieves the intent of such provision.
8.8     Entire Agreement: Third Party Beneficiaries. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof, it being understood that the Patent License and Release Agreement dated July 3, 2012 shall continue in full force and effect and is not superseded by this Agreement. No waiver shall be effective unless such waiver is in writing and is signed by the party against whom the waiver is to be effective. No amendment shall be effective unless such amendment is in writing and is signed by each party. The contractual rights in this Agreement are solely for the benefit of Emulex and Broadcom, their respective Affiliates, and any of their permitted successors and assigns, and shall not confer any rights or remedies upon any other person or entity, as a third party beneficiary or otherwise, except as specified in Section 3.1.
8.9    Independent Contractors. This Agreement shall not be construed as creating a partnership, joint venture, franchise, agency or other such relationship. The Parties agree that this Agreement represents a non-exclusive relationship and does not limit the ability of either Party to participate in other similar relationships with other third parties.
8.10    Counterparts. This Agreement may be executed in counterparts and by facsimile or electronic PDF signature. Each of said counterparts, when so executed and delivered, shall be deemed an original and, taken together, shall constitute one and the same instrument.
8.11    Captions. The captions to the paragraphs or subparagraphs of this Agreement and the title of the Agreement itself are solely for the convenience of the Parties, are not a part of this Agreement, and shall not be used for the interpretation of, or determination of the validity of, this Agreement or any provision hereof.
[signature page follows]

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

IN WITNESS WHEREOF, the undersigned have executed this Agreement effective as of the Effective Date.

EMULEX CORPORATION	BROADCOM CORPORATION

By: _______________________________________	By: _______________________________________

Name: _____________________________________	Name: _____________________________________

Title: ______________________________________	Title: ______________________________________

[Signature Page to the Dismissal and Standstill Agreement]

Confidential portions of this Exhibit marked as [**] have been omitted pursuant to a request for confidentiality and filed separately with the Securities and Exchange Commission.

EXHIBIT A

FORM OF DISMISSAL WITHOUT PREJUDICE

WILLIAM F. LEE
(admitted pro hac vice)
(william.lee@wilmerhale.com)
DOMINIC E. MASSA
(admitted pro hac vice)
(dominic.massa@wilmerhale.com)
JOSEPH J. MUELLER
(admitted pro hac vice)
(joseph.mueller@wilmerhale.com)
LOUIS W. TOMPROS
(admitted pro hac vice)
(louis.tompros@wilmerhale.com
WILMER CUTLER PICKERING
HALE AND DORR LLP
60 State Street
Boston, MA 02109
Telephone: (617) 526-6000
Facsimile: (617) 526-5000

Attorneys for Plaintiff and
Counterclaim Defendant
BROADCOM CORPORATION

Juanita R. Brooks (SBN 75934)
  brooks@fr.com
FISH & RICHARDSON P.C.
12390 El Camino Real
San Diego, California 92130
Telephone: (858) 678-5070
Facsimile: (858) 678-5099

David M. Barkan (SBN 160825)
  barkan@fr.com
Jonathan J. Lamberson (SBN 239107)
  lamberson@fr.com
FISH & RICHARDSON P.C.
500 Arguello Street, Suite 500
Redwood City, California 94063
Telephone: (650) 839-5070
Facsimile: (650) 839-5071

Attorneys for Defendant and Counterclaim Plaintiff
EMULEX CORPORATION

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA, SOUTHERN DIVISION

BROADCOM CORPORATION, Plaintiff, v. EMULEX CORPORATION, Defendant. And Related Counterclaims	Case No. CV 09-1058-JVS (ANx) consolidated with CV 10-3963 JVS (ANx) JOINT STIPULATION TO DISMISS CLAIMS WITHOUT PREJUDICE AND VACATE TRIAL DATE Hon. James V. Selna Trial Date: September 9, 2014

JOINT STIPULATION TO DISMISS CLAIMS
WITHOUT PREJUDICE AND VACATE TRIAL DATE
Case No. CV 09-1058-JVS (ANx)
consolidated with CV 10-3963 JVS (ANx)

JOINT STIPULATION OF DISMISSAL WITHOUT PREJUDICE
Broadcom Corporation (“Broadcom”) and Emulex Corporation (“Emulex”), through their respective counsel of record, hereby stipulate as follows.
On March 31, 2014, the parties reached an agreement whereby Broadcom agreed to dismiss without prejudice its claims that the Emulex Lancer, BE2, BE3, and QT2025 devices, and devices incorporating the Lancer, BE2, BE3, and QT2025, infringe U.S. Patents Nos. 6,424,194 (the “194 patent”), 7,486,124 (the “’124 patent”), and 7,724,057 (the “’057 patent”), and Emulex agreed to dismiss without prejudice its counterclaims that the ’194 patent, the ’124 patent, and the ’057 patent are not infringed and invalid.
Accordingly, the parties respectfully request that the following counts of Broadcom’s Complaints and Emulex’s Counterclaims be dismissed without prejudice:
1.Count Six of Broadcom’s February 23, 2010 First Amended Complaint in Case No. CV 09-1058 JVS (ANx) (Infringement of the ’194 Patent);
2.Count Eight of Broadcom’s February 23, 2010 First Amended Complaint in Case No. SACV 09-1058 JVS (ANx) (Infringement of the ’124 Patent);
3.Count One of Broadcom’s May 26, 2010 Complaint in Case No. CV 10-3963 (Infringement of the ‘057 Patent);
4.Emulex’s Sixth Counterclaim as set forth in its March 25, 2010 Answer, Affirmative Defenses and Counterclaims in Case No. SACV 09-1058 JVS (ANx) (Declaratory Judgment of Invalidity and Non-Infringement of U.S. Patent No. 6,424,194);
5.Emulex’s Eighth Counterclaim as set forth in its March 25, 2010 Answer, Affirmative Defenses and Counterclaims in Case No. SACV 09-1058 JVS (ANx) (Declaratory Judgment of Invalidity and Non-Infringement of U.S. Patent No. 7,486,124); and
6.Emulex’s First Counterclaim as set forth in its June 18, 2010 Answer, Affirmative Defenses and Counterclaim in Case No. SACV 10-3963 JVS (ANx) (Declaratory Judgment of Invalidity and Non-Infringement of U.S. Patent No. 7,724,057).
As the abovementioned counts of Broadcom’s Complaints and Emulex’s Counterclaims are the only claims that still remain to be tried in this lawsuit, with a trial date currently set for September 9, 2014, the parties respectfully request that the Court remove that trial from its calendar and vacate all associated case deadlines set forth in Docket No. 1358. The Court may enter a final judgment with respect to all remaining claims and counterclaims.
Subject to the Court’s approval, the parties further agree and stipulate that all costs, expenses and attorney fees with respect to the above dismissed claims and counterclaims shall be borne by the party that incurred them.
This stipulation has no impact on the Second Amended Permanent Injunction entered by the Court on July 18, 2012, which shall remain in effect.

JOINT STIPULATION TO DISMISS CLAIMS
WITHOUT PREJUDICE AND VACATE TRIAL DATE
Case No. CV 09-1058-JVS (ANx)
consolidated with CV 10-3963 JVS (ANx)

Dated: April 1, 2014		WILMER CUTLER PICKERING HALE AND DORR LLP.

By:

Attorneys for Plaintiff and Counterdefendant BROADCOM CORPORATION

Dated: April 1, 2014		FISH & RICHARDSON P.C.

By:

Attorneys for Defendant and Counterclaimant EMULEX CORPORATION

JOINT STIPULATION TO DISMISS CLAIMS
WITHOUT PREJUDICE AND VACATE TRIAL DATE
Case No. CV 09-1058-JVS (ANx)
consolidated with CV 10-3963 JVS (ANx)

UNITED STATES DISTRICT COURT
CENTRAL DISTRICT OF CALIFORNIA
(SOUTHERN DIVISION)

BROADCOM CORPORATION, Plaintiff, v. EMULEX CORPORATION, Defendant. And Related Counterclaims	Case No. CV 09-1058-JVS (ANx) consolidated with CV 10-3963 JVS (ANx) [PROPOSED] ORDER ON JOINT STIPULATION TO DISMISS CLAIMS WITHOUT PREJUDICE AND VACATE TRIAL DATE

Pursuant to Local Rule 7-1, Broadcom Corporation (“Broadcom”) and Emulex Corporation (“Emulex”) filed a stipulation on April 1, 2014 whereby Broadcom agreed to dismiss without prejudice its claims relating to United States Patents Nos. 6,424,194 (the “’194 patent”), 7,486,124 (the “’124 patent”), and 7,724,057 (the “’057 patent”), and Emulex agreed to dismiss its counterclaims relating to these same patents.

JOINT STIPULATION TO DISMISS CLAIMS
WITHOUT PREJUDICE AND VACATE TRIAL DATE
Case No. CV 09-1058-JVS (ANx)
consolidated with CV 10-3963 JVS (ANx)

ORDER
Based on the above-referenced stipulation of the parties, and good cause appearing, IT IS ORDERED that the following counts of Broadcom’s Complaints and Emulex’s Counterclaims are hereby dismissed without prejudice:
1.Count Six of Broadcom’s February 23, 2010 First Amended Complaint in Case No. CV 09-1058 JVS (ANx) (Infringement of the ’194 Patent);
2.Count Eight of Broadcom’s February 23, 2010 First Amended Complaint in Case No. SACV 09-1058 JVS (ANx) (Infringement of the ’124 Patent);
3.Count One of Broadcom’s May 26, 2010 Complaint in Case No. CV 10-3963 (Infringement of the ‘057 Patent);
4.Emulex’s Sixth Counterclaim as set forth in its March 25, 2010 Answer, Affirmative Defenses and Counterclaims in Case No. SACV 09-1058 JVS (ANx) (Declaratory Judgment of Invalidity and Non-Infringement of U.S. Patent No. 6,424,194);
5.Emulex’s Eighth Counterclaim as set forth in its March 25, 2010 Answer, Affirmative Defenses and Counterclaims in Case No. SACV 09-1058 JVS (ANx) (Declaratory Judgment of Invalidity and Non-Infringement of U.S. Patent No. 7,486,124); and
6.Emulex’s First Counterclaim as set forth in its June 18, 2010 Answer, Affirmative Defenses and Counterclaim in Case No. SACV 10-3963 JVS (ANx) (Declaratory Judgment of Invalidity and Non-Infringement of U.S. Patent No. 7,724,057).
As the abovementioned counts of Broadcom’s Complaints and Emulex’s Counterclaims are the only claims that still remain to be tried in this lawsuit, the trial currently scheduled for September 9-16, 2014 is hereby VACATED, and all case deadlines set forth in Docket No. 1358 are also VACATED.
It is furthered ORDERED that all costs, expenses and attorney fees with respect to the above dismissed claims and counterclaims are to be borne by the party that incurred them.
This Order has no impact on the Second Amended Permanent Injunction entered July 18, 2012, which shall remain in effect.

Dated: _______________________	_________________________________________ Hon. James V. Selna United States District Court

JOINT STIPULATION TO DISMISS CLAIMS
WITHOUT PREJUDICE AND VACATE TRIAL DATE
Case No. CV 09-1058-JVS (ANx)
consolidated with CV 10-3963 JVS (ANx)